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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2012
10:00 a.m. Eastern Daylight Time

Dear Stockholder:

        You are cordially invited to attend our 2012 annual meeting of stockholders to be held on Wednesday, June 13, 2012, at 10:00 a.m., Eastern Daylight Time, at

Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

for the following purposes:

  1.
  To elect eight directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2013 annual meeting of stockholders;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Only stockholders of record at the close of business on April 5, 2012 will be entitled to notice of and to vote at the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
April 26, 2012

i

ii

WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

        You are receiving this proxy statement and the accompanying proxy card because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2012 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 13, 2012 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms "we," "our," "us" and the "Company" refer to Walker & Dunlop, Inc. This proxy statement, the enclosed proxy card and our 2011 annual report to stockholders are first being mailed to stockholders beginning on or about April 26, 2012.

What information is presented in this proxy statement?

        The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2011, and other required information.

Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock at the close of business on April 5, 2012, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

        When you vote by signing and returning the proxy card, you appoint William M. Walker and Deborah A. Wilson as your representatives to vote your common stock at the annual meeting. Mr. Walker and Ms. Wilson, or either of them, will vote your common stock as you instruct on your proxy card. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by signing and returning your proxy card in advance.

Who can attend the annual meeting?

        If you are a holder of our common stock at the close of business on April 5, 2012, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver's license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

        Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 634-2143.

 What are the voting rights of stockholders?

        Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

        If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card or by attending the meeting and voting in person.

        If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

        If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote "FOR" the election of all nominees for our Board of Directors named in this proxy statement and "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year.

        In the election of directors, you may either vote "FOR ALL" the nominees or to "WITHHOLD" your vote with respect to all, one or more of the nominees. Regarding the ratification of our independent registered public accounting firm, you may vote "FOR," "AGAINST" or "ABSTAIN." If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, your shares of common stock will be counted as present, including for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast with respect to a proposal.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

        If you do not provide a proxy or vote your shares of common stock held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2012 is considered a routine matter. Your broker may not vote your shares for non-routine matters if you do not provide the broker with voting instructions.

May I change my vote after I return my proxy card?

        Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail, or (ii) delivering instructions to our Secretary at our principal executive offices located at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 5, 2012 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

        As of April 5, 2012, there were 22,152,883 shares of common stock outstanding.

How many votes are needed to approve each of the proposals?

        Directors are elected by a plurality of the votes cast. Therefore, the eight nominees for election to the Board who receive the most votes will be elected. Ratification of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Will any other matters be voted on?

        As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons' out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the annual meeting?

        The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, by contacting the Secretary.

        You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1:    Election of Directors for a One-Year Term Expiring at the 2013 Annual Meeting of Stockholders

        Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2012 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2013 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee's recommendation, our Board has nominated those persons set forth below.

        Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, the following five directors are "independent" directors under the rules of the New York Stock Exchange, or NYSE: Alan J. Bowers, Mitchell M. Gaynor, Cynthia A. Hallenbeck, John Rice, and Dana L. Schmaltz.

        The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

  Vote Required

        The affirmative vote of a plurality of all the votes at the annual meeting is necessary for the election of a director. Accordingly, the eight individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast with respect to a proposal, and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW.

 Nominees for Election for a One-Year Term Expiring at the 2013 Annual Meeting of Stockholders

        The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
William M. Walker	45	Chairman of the Board of Directors, President and Chief Executive Officer
Howard W. Smith, III	53	Executive Vice President, Chief Operating Officer and Director
Alan J. Bowers	57	Director
Mitchell M. Gaynor	53	Director
Cynthia A. Hallenbeck	55	Director
John Rice	45	Director
Dana L. Schmaltz	45	Director
Edmund F. Taylor	52	Director

        Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he or she has served as a director.

        William M. Walker is our Chairman, President and Chief Executive Officer. Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and has served as the president of Walker & Dunlop since January 2005 and as the chief executive officer since January 2007. Prior to joining Walker & Dunlop, Mr. Walker was on the management team at TeleTech, a global business process outsourcing company, from 1998 to 2003. At TeleTech, he held several senior management positions, including president of the company's European and Latin American divisions. Prior to TeleTech, Mr. Walker was a consultant at Newbridge Latin America where he was responsible for private equity transactions in the aviation, water, and apparel industries. Prior to Newbridge Latin America, Mr. Walker was the general manager of ALTA, a regional airline based in Argentina, from August 1995 to October 1996. Mr. Walker currently serves as chairman of the board of directors of the District of Columbia Water and Sewer Authority. Mr. Walker also is a member of the board of directors of Sustainable Technologies Fund, a Swedish clean-tech venture capital firm. He is a member of the Young Presidents Organization, the Mortgage Bankers Association and the Urban Land Institute. He also served on the board of directors of Transcom Worldwide S.A., a publically traded European outsourcing company, from 2004 to 2006 and served as its chairman of the board from 2006 to January 2012. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Masters in Business Administration from Harvard University.

        Mr. Walker brings to our Board more than 20 years of leadership experience. Mr. Walker possesses in-depth knowledge of our industry, offers valuable insight into our business and provides the leadership, general management and vision that help us compete successfully.

        Howard W. Smith is our Executive Vice President, Chief Operating Officer and one of our directors. Mr. Smith has been a member of our Board since July 2010. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith has served as the executive vice president, chief operating officer and a board member of Walker & Dunlop, LLC or its predecessors since 2004. As Executive Vice President and Chief Operating Officer, Mr. Smith is responsible for our Multifamily, FHA Finance, Healthcare Finance, Underwriting and Asset Management groups. Mr. Smith is a member of the board of directors of the National Multi Housing Council and Episcopal High School in Alexandria, Virginia. He is also an advisory council member of the Fannie Mae DUS Peer Group, a group he chaired from 2007 to 2008 and again from 2009 to 2010. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

        Mr. Smith brings to our Board nearly 30 years of experience in the commercial real estate finance industry. He has extensive knowledge of our operations, having spent his entire career at Walker & Dunlop. In his capacity as Chief Operating Officer, Mr. Smith also provides our Board with management's perspective on our business operations and conditions, which is crucial to our Board's performance of its oversight function.

        Alan J. Bowers is one of our directors and serves on the Nominating and Corporate Governance Committee (Chairperson) and the Audit Committee. Mr. Bowers has been a member of our Board since December 2010. Mr. Bowers currently serves on the boards and as audit chair of the following privately held companies: Roadlink Inc., a trucking and logistics firm, Refrigerated Holdings, Inc., a temperature controlled logistics firm, and American Achievement Corp., a manufacturer and distributer of graduation products. Mr. Bowers is also a board member of Quadel Consulting Corp., a privately held government contract manager and consulting firm. Prior to Mr. Bowers' retirement in 2005, Mr. Bowers was the president and chief executive officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the president and chief executive officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance firm, from 1995 to 1999. Mr. Bowers has been a certified public accountant since 1978 and served as staff auditor, audit partner and managing partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and a staff accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Masters in Business Administration from St. John's University.

        Mr. Bowers brings to our Board over 30 years of experience in accounting and executive management, including experience on the audit committees of private companies and an SEC registrant. Mr. Bowers' accounting expertise and diverse corporate management experience are assets to our board.

        Mitchell M. Gaynor is one of our directors and serves on the Audit Committee. Mr. Gaynor has been a member of our Board since July 2010. Mr. Gaynor served as a board member of Walker & Dunlop, LLC or its predecessors from 1995 to December 2010. Mr. Gaynor also served in various other capacities with Walker & Dunlop since he joined the company in 1987, including as vice president and chief financial officer from 1992 to 1994, senior vice president and chief financial officer from 1994 to 2002, and as interim chief financial officer both from 2005 to 2006 and in 2008. Mr. Gaynor has also been a private consultant since 2005. Prior to joining Walker & Dunlop, Mr. Gaynor worked as a product manager for Applied Expert Systems, a financial services software firm, as an analyst for the Saddlebrook Corporation, a bank software company, and as a consultant for ICF, Incorporated, a national consulting firm. Mr. Gaynor received his Bachelor of Science from the Massachusetts Institute of Technology and his Masters in Business Administration from Harvard University.

        Mr. Gaynor brings to our board more than 20 years of industry experience, as well as over 15 years of experience as a Walker & Dunlop board member. Mr. Gaynor's in-depth knowledge of our history and his demonstrated financial expertise are assets to our Board.

        Cynthia A. Hallenbeck is one of our directors and serves on the Audit Committee (Chairperson) and Compensation Committee. Ms. Hallenbeck has been a member of our Board since December 2010. Ms. Hallenbeck currently serves as the vice president of finance and operations of the Arcus Foundation. She also serves as the chief executive officer of Alceryn, Inc., a private consulting firm that she founded in 2010, where her most significant engagement was as the acting chief financial and administrative officer. Prior to founding Alceryn, Inc., Ms. Hallenbeck worked at Citigroup, Inc. from 2002 to 2008, where she served in a number of divisions in various capacities, including as chief financial officer of Citigroup's corporate treasury department from 2002 to 2005, an internal consultant for Citigroup's office of the chief administrative officer from 2006 to 2007 and chief operating officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over fourteen years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including treasurer of its global futures business and chief financial officer of its securities financing group. Ms. Hallenbeck also worked with GTE Corporation (currently Verizon Communications, Inc.), a telecommunications company, from 1985 to 1987, where she served as a manager in its financial strategies division, and also with Manufacturers Hanover Trust, a banking institution, from 1979 to 1983, where she served as assistant vice president and a thrift industry specialist. Ms. Hallenbeck is treasurer of the board for the non-profit Global HIV Vaccine Enterprise, where she has been serving since 2009. Global HIV Vaccine Enterprise is a unique global alliance of independent organizations working together to accelerate the development of a safe and effective HIV vaccine, funded primarily by the Gates Foundation and National Institutes of Health. Ms. Hallenbeck is also a member of the non-profit Junior League of the City of New York, where she most recently served as chairperson of its audit committee from 2004 to 2008. Ms. Hallenbeck received her Bachelor of Arts in Economics from Smith College and her Masters in Business Administration from Harvard University.

        Ms. Hallenbeck brings to our Board over 30 years of experience in financial management and accounting, including extensive management experience on the executive management teams of numerous private and public companies and service on the audit committees of several organizations. Ms. Hallenbeck's accounting expertise and management experience are assets to our Board.

        John Rice is one of our directors and serves on the Compensation Committee (Chairperson) and the Nominating and Corporate Governance Committee. Mr. Rice has been a member of our Board since July 2010 and served as a board member of Walker & Dunlop, LLC from January 2010 to December 2010. Mr. Rice serves as chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is also a senior advisor and co-founder of CareerCore, a technology company that provides outsourced career services and mentoring solutions for colleges and corporations. He is an alumni fellow of the Yale Corporation, serves on the board of visitors of Duke University's Sanford School of Public Policy, and is a member of the Young Presidents' Organization. Mr. Rice received his Bachelor of Arts from Yale University and his Masters in Business Administration from Harvard University.

        Mr. Rice's success with his various entrepreneurial ventures, as well as his many years of marketing and talent development experience, provide our board with valuable business and marketing insights. Additionally, Mr. Rice's leadership in the non-profit sector is consistent with our commitment to community service.

        Dana L. Schmaltz is one of our directors and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with his partner, the chief executive officer, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector. Mr. Schmaltz was a general partner at J.W. Childs from 1997 to 2007. He has also been a director of numerous corporations including Mattress Firm, Inc. from January to June 2007, Fitness Quest, Inc. from 2004 to 2007, Esselte, AB from 2002 to 2007 and NutraSweet from 2000 to 2007. Mr. Schmaltz began his career in the private equity industry at the NTC Group in 1991 and has held various positions at Kidder, Peabody, Inc. and Drexel Burnham Lambert. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Masters in Business Administration from Harvard University.

        Mr. Schmaltz brings to our Board over 20 years of experience in private equity investments, executive management and financial advisory services. Mr. Schmaltz's investment and management experiences are assets to our Board.

        Edmund F. Taylor serves as one of our directors. Mr. Taylor has been a member of our Board since July 2010 and served as a board member of Walker & Dunlop, LLC from January 2009 to December 2010. Mr. Taylor is currently a managing director at Credit Suisse Securities (USA) LLC, where he manages all the global legacy businesses, including commercial real estate, in the fixed income department of the bank's investment banking division. Mr. Taylor is a member of the fixed income department's operating committee. Prior to assuming his current role at Credit Suisse, he was chief operating officer of the global securities business in its investment banking division. Before joining Credit Suisse in 1996, Mr. Taylor spent three years in the commercial real estate group at Daiwa Securities America, an investment banking company, where he was a senior trader and deal manager. Prior to that, he spent six years in a variety of roles in Drexel Burnham Lambert's residential mortgage-backed securities business. Mr. Taylor also spent two years at Goldman Sachs, where he developed financial models for its commodities business. Mr. Taylor is a member of the Real Estate Roundtable, the Sam Zell Real Estate Institute at the Wharton Graduate School of Business, the American Finance Association and the American Economics Association. Mr. Taylor received his Bachelor of Arts in Economics from Hamilton College and his Masters in Business Administration from the Stern School of Business at New York University.

        Mr. Taylor's in depth knowledge of the real estate industry, his experience with mortgage-backed securities, his senior management experience, and his business affiliations throughout the real estate and investment banking communities provide strong leadership and support to the rest of our board, particularly on capital markets matters.

        We entered into a stockholders agreement with Column Guaranteed LLC ("Column"), William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, the father of William Walker and our former Chairman. Pursuant to this agreement, we agreed to nominate one Column designee, who was Edmund Taylor, for election as director at our 2011 annual meeting of stockholders, and William Walker and Mallory Walker agreed to vote the shares of common stock owned by them for the Column designee at the 2011 annual meeting of stockholders and at any special meeting of stockholders at which directors are to be elected that occurs prior to May 14, 2012, which is six months after the expiration of Column's lock-up agreement entered into in connection with our initial public offering.

Corporate Governance Information

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  Charter of the Audit Committee of the Board of Directors;

  •
  Charter of the Compensation Committee of the Board of Directors; and

  •
  Charter of the Nominating and Corporate Governance Committee of the Board of Directors.

        From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Walker & Dunlop, Inc.
Attn: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

  Director Independence

        Our bylaws and Corporate Governance Guidelines require us to have a majority of our Board consisting of directors who are independent under the NYSE rules. NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as "independent" unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company's director independence:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

  •
  a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

  •
  a director who is, or whose immediate family member is, a current partner of a firm that is the company's internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company's audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company's audit within that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company's present executive officers at the same time serve or served on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent.

        To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board undertakes an annual review of the independence of all directors. In accordance with the independence criteria established by the Board from time to time, our Board considers all facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director's relationship with the Company, the Board considers the issues from the director's standpoint and from the perspective of the persons or organization with which the director has an affiliation. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        Our Board has evaluated the status of each director and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Mitchell M. Gaynor, Cynthia A. Hallenbeck, John Rice and Dana L. Schmaltz is independent, as defined in the NYSE rules, and that none of these directors has a material relationship with us.

  Board Leadership Structure

        Mr. Walker serves as the Company's Chairman, President and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company, and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

        Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board is committed to maintaining a "lead independent director," or "Lead Director," as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director also provides the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. The Company's current Lead Director is Mr. John Rice.

        The Board intends to carefully consider its Board leadership structure from time to time based on what the Board believes is best for the Company and its stockholders.

  Executive Sessions of Non-Management and Independent Directors

        Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions without management, and a portion of at least one of the regularly scheduled Board meetings each year to a session of only independent directors. See "—Director Independence" for a list of our independent directors.

  Communications with the Board

        Stockholders and other interested parties may communicate with the Board by contacting the Lead Director (i) by sending any correspondence they may have in writing to the "Lead Director" c/o the Chief Financial Officer of Walker & Dunlop, Inc., at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

  Board Meetings and Director Attendance

        Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held seven Board meetings in 2011. Each of our directors attended at least 75% of the total regularly scheduled and special meetings of the Board of Directors and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the Company expects that directors will attend our annual meetings of stockholders. All directors who were elected to the Board at the 2011 annual meeting of stockholders were in attendance.

  Criteria for Board Membership

        The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee's goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

  •
  high integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

  •
  diversity, age, background, skills and experience;

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  knowledge and contacts in the communities in which the Company conducts business and in the Company's industry or other industries relevant to the Company's business;

  •
  ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

  •
  knowledge and expertise in various areas deemed appropriate by the Board;

  •
  fit of the individual's skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board;

  •
  whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC; and

  •
  whether the person would qualify as an "independent" director under the NYSE's listing standards and our Corporate Governance Guidelines.

        Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company's activities. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

        The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (ii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

        As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.

        After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board's director nominees for stockholders to consider and vote upon at the stockholders' meeting.

  Stockholder Recommendations of Director Nominees

        For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the "Stockholder Notice") not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company's books; (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be; and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

For purposes of the bulleted paragraphs above, references to "stockholder" include any beneficial owners on whose behalf the director nomination is made. See also "Other Matters—Stockholder Proposals and Nominations for the 2013 Annual Meeting."

  Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct

        We have adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:

  •
  deter wrongdoing;

  •
  encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

  •
  ensure compliance with applicable governmental laws, rules and regulations;

  •
  support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

  •
  create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

        We have also adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

        We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.

        In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our General Counsel, Mr. Richard M. Lucas), or Audit Committee Chairperson, will:

  •
  determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

  •
  review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third party investigative parties, as the Audit Committee determines to be appropriate;

  •
  appoint one or more internal and/or external investigators to promptly and fully investigate such Accounting Complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

  •
  provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

  •
  maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

  •
  coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

  •
  obtain advice and assistance from and retain, at the Company's expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

  •
  take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

  Risk Oversight

        One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. For example, the Audit Committee oversees our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to more effectively monitor these risks.

        An important feature of the Board's risk oversight function is to receive updates from its committees and management, as appropriate. For example, each year our Chief Financial Officer will work with the head of our internal audit function to develop an audit plan designed to address key corporate governance controls and financial reporting and internal control risks. This plan will subsequently be reviewed by the Audit Committee, and the Chief Financial Officer and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The internal auditors also meet regularly with the Audit Committee in executive session. In addition, our General Counsel meets regularly in executive session with the Audit Committee and provides regular updates to the Audit Committee regarding material litigation and legal compliance matters. The Audit Committee (as well as the other committees of the Board) periodically updates the full Board as to matters discussed in its committee meetings and seeks input from the full Board as necessary and appropriate. In addition to getting direct information from its committees, the Board receives updates directly from members of management. In particular, Messrs. Smith and Walker, due to their management positions, are able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company's day-to-day operations.

Board Committees

        The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are "independent" under NYSE rules as discussed under "Board of Directors and Corporate Governance—Corporate Governance Information—Director Independence."

        The table below provides membership information for each of the Board committees as of April 15, 2012 and the number of meetings held by each committee in 2011:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan J. Bowers	X	†			X	*
Mitchell M. Gaynor	X	†
Cynthia A. Hallenbeck	X	†*	X
John Rice			X	*	X
Dana L. Schmaltz			X		X
2011 Meetings	9		8		6

*
Committee Chairperson

†
Audit Committee Financial Expert

  Audit Committee

        Our Audit Committee consists of Alan J. Bowers, Mitchell M. Gaynor and Cynthia A. Hallenbeck, three of our independent directors, with Ms. Hallenbeck serving as the Audit Committee's Chairperson. Each member of the Audit Committee qualifies as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board has also determined that each of the Audit Committee members is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks; and

  •
  review and approval of any related party transactions.

        The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

        Our Audit Committee charter and the corporate governance rules of the NYSE require that in the event a director simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).

        The Audit Committee met nine times in 2011.

  Compensation Committee

        Our Compensation Committee consists of Cynthia A. Hallenbeck, John Rice and Dana L. Schmaltz, three of our independent directors, with Mr. Rice serving as the Compensation Committee's Chairperson. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers' compensation, evaluating our executive officers' performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

  •
  reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

  •
  reviewing and evaluating on an annual basis, the compensation for directors, including board committee retainers, meeting fees, equity based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommend to the board, as appropriate, changes to such compensation;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our incentive and equity-based compensation plans;

  •
  determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement;

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

  •
  reviewing the company's policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

        Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

        The Board has established a special one-member committee of the Board (the "Non-Executive Equity Award Committee"), currently comprised of Mr. Walker, our Chairman, President and Chief Executive Officer, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2010 Equity Incentive Plan (the "Equity Incentive Plan"). Those grants may not exceed 20% of the shares of common stock reserved for issuance under the Equity Incentive Plan (currently 2,140,000 shares of common stock). The special one-member Non-Executive Equity Award Committee's authority does not in any way limit the Compensation Committee's authority to administer the Equity Incentive Plan.

        Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Towers Watson & Co. in 2011 to act as its compensation consultant. Towers Watson reports directly to the Compensation Committee and the Compensation Committee has the sole authority to terminate the engagement. Towers Watson's primary roles in 2011 were to:

  •
  establish a peer group against which our performance and non-employee director and executive pay should be examined; and

  •
  evaluate our non-employee director and executive compensation programs and provide recommendations regarding non-employee director compensation and executive compensation strategy, including a review of philosophy, comparative review of peer total direct compensation (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications.

        Towers Watson does not provide any other services to the Company. For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of the Towers Watson's assignment, see the section entitled "Compensation Discussion and Analysis."

        Our Compensation Committee considers the recommendations of Mr. Walker, our Chairman, President and Chief Executive Officer, regarding any Company and individual performance targets, assessments of executive performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee makes the final determination in an executive session without Mr. Walker being present, as required by our Compensation Committee charter. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee.

        The Compensation Committee met eight times in 2011.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, John Rice and Dana L. Schmaltz, three of our independent directors, with Mr. Bowers serving as the Nominating and Corporate Governance Committee's Chairperson. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

  •
  identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

  •
  overseeing the Board's compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company's Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each Board committee; and

  •
  overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

        The Nominating and Corporate Governance Committee met six times in 2011.

AUDIT RELATED MATTERS

Proposal 2:    Ratification of Appointment of Independent Registered Public Accounting Firm

        Our consolidated financial statements for the year ended December 31, 2011 have been audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2012 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment and may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders' best interest.

  Vote Required

        The ratification of the appointment of KPMG LLP requires the approval of a majority of the votes present at the meeting. Abstentions and broker non-votes will not count as votes cast with respect to a proposal.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

 Disclosure of KPMG LLP Fees for the Years Ended December 31, 2011 and December 31, 2010

        The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2011, and December 31, 2010, and fees billed for other services rendered by KPMG LLP during those periods:

	2011	2010
Audit Fees(1)	$470,000	$1,148,264
Audit Related Fees(2)	185,000	175,220
Tax Fees(3)	168,000	15,000
All Other Fees	—	—

Total	$823,000	$1,338,484

(1)
Audit Fees include fees for audits of our 2010 and 2011 consolidated financial statements. Audit Fees reported for 2010 include audit services rendered in 2010 in connection with our initial public offering registration statement on Form S-1.

(2)
Audit Related Fees include fees for our statutory and regulatory compliance audits, subsidiary fund audits and our employee benefit plan audits.

(3)
Tax Fees include fees for tax compliance and advisory services.

        All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence from us.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess periodically, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairperson to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

  •
  the type of services covered by the engagement;

  •
  the dates the engagement is scheduled to commence and terminate;

  •
  the estimated fees payable by us pursuant to the engagement;

  •
  other material terms of the engagement; and

  •
  such other information as the Audit Committee may request.

Report of the Audit Committee

        The Audit Committee is currently comprised of Ms. Hallenbeck (Chairperson), and Messrs. Bowers and Gaynor. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

        One of the Audit Committee's principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2011 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our financial statements for the past year were prepared in accordance with GAAP.

        The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing

Standards No. 61, as amended. The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the audit committee concerning independence and has discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for 2011 be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted,
The Audit Committee of the Board of Directors Cynthia A. Hallenbeck (Chairperson) Alan J. Bowers Mitchell M. Gaynor

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of April 16, 2012. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Title
William M. Walker	45	Chairman of the Board of Directors, President and Chief Executive Officer
Howard W. Smith, III	53	Executive Vice President, Chief Operating Officer and Director
Deborah A. Wilson	56	Executive Vice President, Chief Financial Officer and Treasurer
Richard C. Warner	57	Executive Vice President and Chief Credit Officer
Richard M. Lucas	46	Executive Vice President, General Counsel and Secretary

Executive Officer Biographies

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See "Board of Directors and Corporate Governance—Nominees for Election for a One-Year Term Expiring at the 2013 Annual Meeting of Stockholders").

        Deborah A. Wilson serves as our Executive Vice President, Chief Financial Officer and Treasurer. Ms. Wilson has served as the senior vice president and chief financial officer of Walker & Dunlop, LLC or its predecessors since July 2008. As Executive Vice President, Chief Financial Officer and Treasurer, Ms. Wilson is responsible for financial reporting, budgeting and accounting, servicing, loan sales, closing and delivery, and, together with the other members of our senior management team, the overall strategic financial direction of our Company. Ms. Wilson also has served as a member of the board of managers of Walker & Dunlop, LLC since December 2011. Prior to joining Walker & Dunlop, she served as vice president of counterparty risk at Fannie Mae from 2000 to 2008. From 1983 to 1989, she was a member of the financial services audit practice at KPMG LLP and she was a member of KPMG LLP's consulting practice from 1991 to 1999, where her last position was as a partner in the national mortgage banking and real estate consulting practice. At KPMG LLP, she focused on valuation, mergers and acquisitions, and productivity and profitability of commercial/multifamily mortgage banking companies. Ms. Wilson received her Bachelor of Arts in Accounting from Texas A&M University.

        Richard C. Warner serves as our Executive Vice President and Chief Credit Officer. Mr. Warner has served as a senior vice president and chief underwriter of Walker & Dunlop, LLC or its predecessors since September 2002. As Executive Vice President and Chief Credit Officer, Mr. Warner is responsible for our portfolio management department, which includes day-to-day management of our Asset Management and Underwriting groups. Mr. Warner also has served as a member of the board of managers of Walker & Dunlop, LLC since December 2011. Prior to joining Walker & Dunlop, Mr. Warner held a number of leadership positions with Main America Capital and its successors, a company that originated commercial and multifamily loans nationwide. From 1994 to 1998, Mr. Warner was the president of Main America Capital; from 1998 to 2000, he was vice president of originations for RFC Commercial; and from 2000 to 2002, he was vice president and branch manager for GMAC Commercial Mortgage. In 1978, Mr. Warner started his career with Canada's Confederation Life Insurance Company, where he held a number of successive positions, ending as mortgage and real estate vice president in 1994. While with Confederation Life Insurance Company, Mr. Warner was a member of the Green Park Financial Board and Loan Committee from 1989 to 1994. Mr. Warner received his Bachelor of Arts in Urban Studies from McGill University.

        Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to October 2010, when he joined the Company as

Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton's executive committee until his resignation in 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is also a member of the board of directors of the non-profit Juvenile Diabetes Research Foundation Capitol Chapter. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University's McDonough School of Business and his Juris Doctor from Yale Law School.

 COMPENSATION DISCUSSION AND ANALYSIS

        This section describes the compensation programs for our Chief Executive Officer and Chief Financial Officer in 2011 as well as our other three most highly compensated executive officers during 2011, all of whom we refer to collectively as our named executive officers or NEOs. Our NEOs for 2011 are:

  •
  Chairman, President and Chief Executive Officer (CEO), William M. Walker;

  •
  Executive Vice President and Chief Operating Officer (COO), Howard W. Smith III;

  •
  Executive Vice President, Chief Financial Officer (CFO) and Treasurer, Deborah A. Wilson;

  •
  Executive Vice President and Chief Credit Officer, Richard C. Warner; and

  •
  Executive Vice President, General Counsel and Secretary, Richard M. Lucas.

Executive Summary

  Overview of 2011 Performance and Pay for Performance

        One of the key elements of the Compensation Committee's executive compensation philosophy is that compensation should encourage and reward strong performance. In 2011, under the leadership of our NEOs, our company performed extremely well, as shown below. These exceptional 2011 results would not have been achieved without the leadership and efforts of the NEOs, and these results had a direct impact on the compensation decisions and performance-based outcomes for 2011. Taking into account these and other achievements, the Compensation Committee awarded the NEOs annual bonus compensation exceeding their respective bonus targets for 2011. The following is a list of our most notable performance achievements for 2011:

  •
  origination volume of $4.0 billion, a 27% increase over 2010, which represents the highest annual origination volume in the Company's history and resulted in our climb to the number two ranking Fannie Mae lender, from number three in 2010 (based upon dollar value of Fannie Mae loans originated as reported by Fannie Mae);

  •
  total revenues of $152.4 million, up 25% over 2010, which represents the highest annual revenues in the Company's history;

  •
  income from operations of $56.7 million, up 41% over 2010, which represents the highest annual income from operations in the Company's history;

  •
  operating margin of 37%;

  •
  return on equity of 24%;

  •
  significant stock price appreciation of 24%;

  •
  servicing portfolio growth of 15% over 2010, and an increase of 24% in associated fees;

  •
  continued strong credit performance in risk sharing portfolio;

  •
  completion of corporate reorganization that streamlined and simplified the Company's corporate structure;

  •
  opening of two new offices, and the addition of over 30 new employees;

  •
  successful management of additional costs and rigors of being a public company;

  •
  investments in succession planning for our NEOs and other key senior employees; and

  •
  maintenance of valued corporate culture throughout our transformation to a public company and our record growth.

  Highlights of Our Compensation Program

        Key design elements and corporate governance aspects of our executive compensation program are as follows:

  •
  base salary for each NEO that represents less than 35% of the NEO's total direct compensation opportunity (approximately 1/3 for each NEO), with the remainder of compensation being variable or "at risk;"

  •
  a compensation recovery or "claw back" provision in our Equity Incentive Plan that applies to all equity plan participants;

  •
  the prohibition on all of our directors and employees, including our NEOs, from hedging their economic interest in the Company's stock through "short-sales;"

  •
  newly adopted stock ownership guidelines, as described below under "—Compensation Policies—Stock Ownership Guidelines for NEOs;"

  •
  employment agreements with NEOs that provide only a limited severance package, and no severance payments that are tied to a "change in control;"

  •
  no NEOs receive perquisites exceeding $10,000, and no tax gross-ups;

  •
  strong oversight by our independent Compensation Committee of all elements of executive compensation; and

  •
  the Compensation Committee's use of an independent compensation consultant—Towers Watson.

Compensation Philosophy

        The compensation elements, amounts and target levels for our NEOs as of December 31, 2011 were determined by the Compensation Committee based on our belief that compensation should:

  •
  align with stockholders' interests;

  •
  support our business strategies and objectives;

  •
  pay for performance;

  •
  be market competitive; and

  •
  encourage short-term and long-term retention.

Role of Board and Management in Compensation Decisions

  •
  CEO and other NEO pay is set by the Compensation Committee;

  •
  CEO, the Vice President of Human Resources and senior members of the legal, finance and accounting departments provide support to the Compensation Committee. The Vice President of Human Resources and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they, nor any other employee of the Company are present for executive sessions of the Compensation Committee;

  •
  CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation; and

  •
  Compensation Committee frequently meets in executive session without members of management present.

Role of Compensation Consultant

        The Compensation Committee has retained Towers Watson to provide the Compensation Committee with independent compensation data, analysis and advice. Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to terminate the engagement. Towers Watson's primary roles in 2011 were to:

  •
  establish a peer group against which our performance and non-employee director and executive pay should be examined; and

  •
  evaluate our non-employee director and executive compensation programs and provide recommendations regarding non-employee director compensation and executive compensation strategy, including a review of philosophy, comparative review of peer total direct compensation (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications.

        In 2012, in addition to performing these services, we expect Towers Watson to conduct a pay for performance assessment.

Setting Executive Compensation

        The Compensation Committee evaluates compensation levels for each senior employee of the Company. In reviewing compensation for 2011, the Compensation Committee reviewed and considered total compensation for each NEO, including a review of tally sheets that provide the value of (1) historic and current elements of each NEO's compensation; and (2) stock held by the NEO at year end in the Company's Equity Incentive Plan.

  Use of Peer Group and Survey Data

        The Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which we compete for executive talent. We use compensation information from (1) a "Peer Group" of publicly traded companies in specific industries in which we compete for executive talent and (2) general industry companies with revenues comparable to ours through the pooled survey data. Towers Watson combines the data from the Peer Group with pooled survey data to create the market data reviewed by the Compensation Committee.

        Currently, we do not have direct publicly traded U.S. peers. Therefore, the Peer Group was selected by the Compensation Committee with advice from Towers Watson, taking into consideration industry relevance, business operations, comparability of size in terms of revenue, market capitalization and number of employees, business competitors and input from management. The Peer Group was not chosen on the basis of executive compensation levels. The 2011 Peer Group comprises the following 13 companies:

American Assets, Inc.	Kennedy-Wilson Holdings, Inc.
American Capital, Ltd.	NewStar Financial, Inc.
CapitalSource, Inc.	Ocwen Financial Corporation
Centerline Holding Company	Pzena Investment Management, Inc.
Encore Capital Group, Inc.	Redwood Trust, Inc.
HFF, Inc.	Walter Investment Management Corp.
iStar Financial Inc.

        Our Compensation Committee also used commercially available survey data provided to it by Towers Watson to identify market-median and other market elements related to our 2011 compensation program. This survey data included the 2010/2011 Towers Watson Data Services Top Management Report, the 2010 McLagan Commercial Real Estate Survey and the Towers Watson Compensation Database. This survey data includes pooled compensation data from many companies and the findings are segregated by, for example, revenue level and number of employees. Consistent with prior practice, comparative market data is not used by the Compensation Committee to "benchmark" the amount of total compensation or any specific element of compensation for the NEOs. Instead, comparative market data has been and is expected to continue to be reviewed by the Compensation Committee as a general reference and guide to assist the Compensation Committee with its decisions related to executive compensation.

Elements of Compensation

        Our executive compensation consists of the following elements, each of which satisfies one of more of our alignment, performance and retention objectives:

Compensation Element	Objectives	Key Features
Base Salary	• Provides a stable annual income at a level consistent with individual contributions.	• Adjustments are considered annually based on individual performance, level of pay relative to the market, internal pay equity, and retention issues.
Short-Term Cash Bonus, Including Annual Cash Incentive Bonus

•

Rewards the achievement of critical annual financial and operational performance goals.

•

Aligns NEO's interests with those of our stockholders by promoting improved financial results, as well as rewarding, among other things, total stockholder return performance.

•

Retains NEOs by providing market-competitive compensation.

•

Targets 100% of base salary as an annual cash bonus potential.

•

Annual performance goals are predetermined and include a combination of company performance measures and individual performance measures.

•

Modified incentive plan design for 2012 cash bonus to provide for a "Threshold," "Target" and "Maximum" performance levels with award potentials of 75%, 100% and 150%, respectively.

Compensation Element	Objectives	Key Features
Long-Term Equity Awards (Restricted Stock and Stock Options)

•

Aligns NEO's interests with long-term stockholder interests by linking a portion of each NEO's compensation to long-term stock performance.

•

Provides opportunities for wealth creation and ownership, which promotes retention and enables us to attract and motivate our NEOs.

•

Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation.

•

Promotes an executive decision-making process that maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business at least three years into the future.

•

Targets 100% of base salary as an annual equity award.

•

Utilizes different equity types, including restricted stock and stock options, to balance the multiple objectives.

•

Long-term equity awards generally vest in increments over a three year period.

Retirement Savings Opportunities	• Allows all eligible employees to save for retirement in a tax efficient manner.

•

Under the 401(k) plan, employees are eligible to defer a portion of their pay, and we, at our discretion, may make a matching contribution.

•

Currently does not provide an option for our employees to invest in our stock through the 401(k) plan.

•

Our 401(k) plan does not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.

Health and Welfare Benefits	• Offers all eligible employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits.	• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.

Compensation Element	Objectives	Key Features
Perquisites and Other Benefits

•

We currently do not provide perquisites and other benefits to our NEOs with an aggregate value in excess of $10,000 because we believe that we can provide better incentives for desired performance with compensation in the forms described above.

•

We recognize, however, that from time to time in the future, perquisites and other benefits may directly or indirectly serve our business purpose, for example, by helping to make our NEOs more available to us and to maximize their time and attention.

N/A

 Mix of Total Direct Compensation

        The charts below show the relative amounts that we target for each element of total direct compensation, which is comprised of base salary, annual incentives and long-term equity awards (based on 2011 target levels). The target value of variable or "at-risk" compensation is more than double that of the fixed pay component to weight an NEO's compensation towards performance.

  Fixed vs. Variable Pay Opportunity of Total Pay

  Short-Term Pay vs. Long-Term Pay Opportunity of Total Pay

  Cash vs. Equity Pay Opportunity of Total Pay

2011 Executive Officer Compensation

  Base Salary

        Base salaries are set primarily by the NEOs' employment agreements. The Compensation Committee considers additional factors to determine whether to increase base salaries beyond the amounts required by the employment agreements. The Compensation Committee consults with the CEO with respect to the recommended base salaries for the other NEOs and takes into consideration market data provided by Towers Watson, as previously described under "—Setting Executive Compensation—Use of Peer Group and Survey Data." In setting individual base salaries, consideration is given to: (1) the performance of the Company; (2) the individual performance of each NEO, taking into account the recommendation of the CEO with respect to the performance and contribution of individuals and the individual performance measures under the annual cash incentive bonus program; (3) the NEO's scope of responsibility in relation to other NEOs and key members of senior management within the Company and internal pay equity; and (4) any retention issues. For 2011, the Committee determined the amounts set forth in the employment agreements were appropriate.

        Base salaries for each of our NEOs in 2011 was as follows:

Name	Base Salary ($)
William M. Walker	500,000
Howard W. Smith, III	400,000
Deborah A. Wilson	300,000
Richard C. Warner	300,000
Richard M. Lucas	250,000	(1)

(1)
The Compensation Committee approved an increase to Mr. Lucas' annual salary to $300,000, effective January 1, 2012.

        Base salaries affect other elements of total compensation, including annual incentives, long-term compensation, and retirement benefits. In setting base salaries for the NEOs, the Compensation Committee considers the impact on other elements of total direct compensation.

  Annual Cash Incentive Bonus

        In March 2011, the Compensation Committee established the 2011 performance goals and target annual cash incentive bonus for our NEOs. The performance goals for the 2011 annual cash incentive bonus were based on a mix of Company and individual specific performance measures, designed to support the achievement of certain key goals of the Company for 2011. The Committee chose the financial performance goals set forth below because they incentivized the NEOs' performance in line with our 2011 budget, and determined that at the time of adoption, achievement of the performance goals required significant growth in the Company's financial performance. Similarly, the additional performance goals relating to management and overall Company growth aligned the NEOs with our corporate strategy for 2011.

        The following table sets forth the weight assigned to each performance goal and the performance needed to achieve each performance goal:

William Walker
Chairman, President and Chief Executive Officer

Bonus Drivers	% of Target Bonus
Budget revenue of $152.9 million	30%
Earnings per share of $1.53	30%
50% capital deployment net IPO proceeds	20%
Over 200 employees	20%

Howard Smith
Executive Vice President and Chief Operating Officer

Bonus Drivers	% of Target Bonus
Budget revenue of $152.9 million	25%
Earnings per share of $1.53	25%
$4 billion in production	20%
Add > 10 producers	15%
Expand capital markets into at least two regional offices	15%

Deborah Wilson
Executive Vice President, Chief Financial Officer and Treasurer

Bonus Drivers	% of Target Bonus
Budget revenue of $152.9 million	20%
Earnings per share of $1.53	30%
50% capital deployment net IPO proceeds	15%
SOX 404 compliance	15%
Interim loan fund	10%
Net warehouse income budget of $11.2 million	10%

Richard Warner
Executive Vice President and Chief Credit Officer

Bonus Drivers	% of Target Bonus
Budget revenue of $152.9 million	30%
Earnings per share of $1.53	30%
<$7 million in credit loss provisions (net of any provisions from an acquisition)	30%
Reduce 2011 underwriting cost per loan by 5% below 2010 cost per loan of $26,617	10%

Richard Lucas
Executive Vice President, General Counsel and Secretary

Bonus Drivers	% of Target Bonus
Budget revenue of $152.9 million	25%
Earnings per share of $1.53	25%
50% capital deployment Net IPO Proceeds	25%
Effective handling of Capital Funding case	25%

        The possible target cash incentive bonus available to each NEO in 2011 was set at 100% of base salary, which percentage was determined by the Compensation Committee based on the NEO's employment agreement requirements, as well as his or her position and responsibilities, applicable market data, and our overall compensation philosophy, which emphasizes performance-based compensation. For Ms. Wilson and Messrs. Walker, Howard, Warner and Lucas, the target cash incentive bonus was $300,000, $500,000, $400,000, $300,000 and $250,000, respectively.

        In early 2012, the Compensation Committee reviewed the achievement of these various 2011 performance goals and determined to make the following incentive payments to the NEOs:

Performance Goal	William Walker	Howard Smith III	Deborah Wilson	Richard Warner	Richard Lucas
Budget revenue of $152.9 million
Earnings per share of $1.53	30%	25%	30%	30%	25%
50% capital deployment Net IPO Proceeds	20%		15%		25%
Over 200 employees
$4 billion in production		20%
Add > 10 producers		15%
Expand capital markets into at least two regional offices
SOX 404 compliance			15%
Interim loan fund			10%
Net warehouse income budget of $11.2 million
<$7 million in credit loss provisions (net of any provisions from an acquisition)				30%
Reduce 2011 underwriting cost per loan by 5% below 2010 cost per loan of $26,617				10%
Effective handling of Capital Funding case					25%
Annual Cash Incentive Bonus	$250,000	$240,000	$210,000	$210,000	$187,500

  Discretionary Bonus

        As noted above in "—Executive Summary—Overview of 2011 Performance and Pay for Performance," 2011 was a record year for the Company in many respects. As a result, in addition to the annual cash incentive bonus, the Compensation Committee determined to award discretionary bonuses to each of the NEOs to recognize these extraordinary achievements in 2011. The Compensation Committee believed that these discretionary bonuses were appropriate, even though not all of the performance goals set forth as part of the annual cash incentive bonus program were achieved, because 2011 Company and individual performance went beyond the stated goals of the annual cash incentive bonus program in many respects. In particular, the Compensation Committee noted that the NEOs achieved the following in 2011:

  •
  provided excellent leadership and strategic direction for the Company during a transformative year in which the Company successfully began operating as a public company and developed a comprehensive growth strategy;

  •
  helped foster and maintain the Company's valued corporate culture despite a transitional year in which we experienced significant changes, as evidenced by very strong positive feedback from the 2011 Annual Employee Opinion Survey, in which 98% of respondents noted they were "proud to be a part of Walker & Dunlop;"

  •
  successfully filled a void left by a significant leadership loss following the departure of the co-heads of the FHA Finance department in 2011, including by quickly hiring and integrating an experienced leader in the FHA finance field, which bolstered the department and positioned it for future growth;

  •
  successfully negotiated a $1.8 million settlement of the Drumm litigation;

  •
  successfully completed a corporate reorganization in December 2011, which streamlined and simplified the Company's corporate structure, and will reduce the complexity of the Company's required tax reporting;

  •
  successfully brought on and supported a new board of directors;

  •
  effectively developed and fostered relationships with new stakeholders; and

  •
  engaged in significant succession planning at the NEO and other senior employee levels.

        The discretionary bonus amounts were as follows:

Name	Discretionary Award ($)
William M. Walker	750,000
Howard W. Smith, III	410,000
Deborah A. Wilson	190,000
Richard C. Warner	190,000
Richard M. Lucas	112,500

        The following table sets forth the total cash bonuses, comprised of the annual cash incentive bonus and the discretionary bonus, awarded to each of our NEOs for 2011 and 2010.

	Cash Bonus
Name	2011 ($)	2010 ($)
William M. Walker	1,000,000	405,303
Howard W. Smith, III	650,000	428,977
Deborah A. Wilson	400,000	301,714
Richard C. Warner	400,000	252,652
Richard M. Lucas	300,000	32,197	(1)

(1)
Mr. Lucas joined the Company as Executive Vice President and General Counsel in November 2010.

  Equity Awards

        The equity awards granted to our NEOs in 2011 consisted of restricted stock and stock options. Annualized target award levels for the NEOs for 2011 were 100% of base salary. The equity award level for each NEO for 2011 was intended by the Compensation Committee to be comprised of 50% restricted stock and 50% options based on the expected fair values on the date of the grant. On the grant date, the actual fair value of the stock options granted to the NEOs resulted in a higher fair value per stock option than expected by the Compensation Committee when it approved the grant. Accordingly, the actual distribution between stock options and restricted stock granted to the NEOs in 2011 was 53% and 47%, respectively. The stock options and restricted stock granted to the NEOs in 2011 vest ratably on each anniversary date of grant over a three-year period, conditioned upon continuing employment at the time of vesting. The Compensation Committee determined to use a three-year vesting period because it believes such duration promotes long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting cash incentive bonus awards.

        Restricted Stock Awards.    The Compensation Committee granted our NEOs a total of 69,503 shares of restricted stock. In addition to serving as a retention tool, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO's 2011 restricted stock award is detailed below.

        Stock Option Awards.    The Compensation Committee granted our NEOs a total of 140,000 stock options. The exercise price of stock options is the closing price of our common stock on the New York

Stock Exchange on the date of grant. Stock option grants vest ratably over three years and expire ten years after grant. In addition to serving as a retention tool, stock options further align the interests of executives with our stockholders through long-term stock value creation. Each NEO's 2011 grant of stock options is detailed below.

Name	Number of Restricted Shares Granted(1)	Number of Options Granted(2)
William M. Walker	19,858	40,000
Howard W. Smith, III	15,886	32,000
Deborah A. Wilson	11,915	24,000
Richard C. Warner	11,915	24,000
Richard M. Lucas	9,929	20,000

(1)
The restricted shares vest 1/3 on each of March 24, 2012, 2013 and 2014, based upon continued employment.

(2)
The stock options vest 1/3 on each of March 24, 2012, 2013 and 2014, based upon continued employment.

  2010 Long-Term Incentive Plan

        Pursuant to the Company's 2010 Long-Term Incentive Plan, a bonus pool was established following completion of the 2010 fiscal year. Under the terms of the 2010 Long-Term Incentive Plan, each of our NEOs will be paid the total amount set forth in the 2010 "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table if the Company's performance in 2011 and 2012 exceeds the performance goals established in the Plan. Because the Company achieved the performance goals for 2010 and 2011, 20% of the amount was paid to the NEOs in June 2011 and 30% will be paid in June 2012. The remaining 50% will be paid in June 2013 if the Company achieves the performance goal for 2012. The Compensation Committee considered these actual payouts in connection with evaluating the NEO's total compensation for 2011.

        Mr. Lucas joined the company as Executive Vice President and General Counsel in November 2010. Accordingly, Mr. Lucas did not participate in the 2010 Long-Term Incentive Plan.

  Employment Agreements

        The compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See "—Employment Agreements" and "—Potential Payments Upon Termination" for a description of specific terms.

Compensation Policies

        We do not currently have any formal policies regarding long-term versus currently-paid compensation, but feel that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior company and individual performance, while long-term compensation rewards achievement of strategic long-term objectives and contributes towards overall stockholder value.

  Recovery of Incentive Compensation

        Our Equity Incentive Plan includes a compensation recovery or "claw back" provision that requires repayment of all payments in settlement of any awards earned or accrued (including annual and long-term incentives) during the 12-month period following the first public issuance or filing with the SEC of a financial document that is subsequently restated as a result of misconduct. The claw back applies to a grantee who knowingly or through gross negligence engaged in or failed to prevent the misconduct or who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

  Short Sale Prohibition

        Our insider trading policy prohibits our directors and all employees, including our NEOs, from hedging their economic interest in the Company's stock through "short-sales."

  Stock Ownership Guidelines for NEOs

        Effective April 1, 2012, our Board adopted stock ownership guidelines for our NEOs, which are intended to further align their interests with the interests of our stockholders. Under the guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO's position, as follows:

  •
  Chief Executive Officer and Chief Operating Offer: five times base salary; and

  •
  Chief Credit Officer, Chief Financial Officer and General Counsel: three times base salary.

        Stock ownership for the purpose of these guidelines includes stock currently held by the NEO and restricted stock, but does not include shares underlying vested or unvested stock options or planned sales under Rule 10b5-1 plans entered into prior to April 1, 2012. The current NEOs are required to achieve the ownership requirements by April 1, 2017.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. While we consider the impact of this and other tax rules when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

2011 "Say on Pay" Results

        At the 2011 annual meeting, we submitted to stockholders an advisory resolution to approve our executive compensation program (a "say on pay" vote). Our stockholders overwhelmingly supported our say on pay vote with approximately 99% of the votes cast in favor. We carefully consider stockholder feedback on all matters, including our executive compensation. The Compensation Committee considered the results of the 2011 say on pay vote, and determined no specific changes to our executive compensation program were warranted.

Compensation Policies and Practices as they Relate to Risk Management

        Management completed a process to educate the new Compensation Committee on our executive and employee compensation and benefit programs to ascertain any potential material risks that may be created by the programs. The Compensation Committee considered the findings and determined that the Company's executive and employee compensation and benefit programs do not pose any material risks. With respect to executive compensation programs, the Compensation Committee found that they are well-balanced between short-term and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and do not encourage executives to take unnecessary or excessive risks. With the assistance of Towers Watson, the Compensation Committee continues to review all of the Company's executive compensation programs.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,
The Compensation Committee of the Board of Directors
John Rice (Chairperson) Cynthia Hallenbeck Dana Schmaltz

        The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation paid to or earned by our NEOs in their capacities as executive officers of Walker & Dunlop, Inc. during 2011:

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Equity Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
William M. Walker	2011	500,000	750,000	525,422	250,000	4,500	2,089,780
Chairman, President and Chief	2010	405,303	405,303	495,500	430,000	4,500	1,740,606
Executive Officer	2009	300,000	400,000	—	402,831	4,500	1,107,331
Howard W. Smith, III	2011	400,000	410,000	420,333	240,000	4,500	1,522,719
Executive Vice President and Chief	2010	328,977	428,977	396,400	330,000	4,500	1,488,854
Operating Officer	2009	250,000	325,000	—	402,831	4,500	982,331
Deborah A. Wilson	2011	300,000	190,000	315,256	210,000	4,500	1,055,671
Executive Vice President, Chief	2010	252,652	301,714	330,340	250,000	4,500	1,139,206
Financial Officer and Treasurer	2009	250,000	212,500	—	193,359	4,500	660,359
Richard C. Warner	2011	300,000	190,000	315,256	210,000	4,500	1,055,671
Executive Vice President and Chief	2010	252,652	252,652	330,340	250,000	4,500	1,090,144
Credit Officer	2009	205,000	250,000	—	193,359	4,500	652,859
Richard M. Lucas(3)	2011	250,000	112,500	262,711	187,500	4,500	847,140
Executive Vice President, General	2010	32,197	32,197	264,270	N/A	N/A	328,664
Counsel and Secretary	2009	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Amounts shown in this column represent the grant date fair value of shares of restricted common stock and stock options. For a discussion of the assumptions made in the valuation reflected in this column, see note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)
Amounts shown in this column for 2011 represent Annual Cash Incentive Bonus payments to each NEO. Amounts shown in this column for 2010 represent cash awards under the 2010 Long-Term Incentive Plan, 20% of which was paid in June 2011, 30% of which will be paid in June 2012, and the remaining 50% of which may be paid in June 2013 contingent upon the Company's performance in 2012. See "—Narrative Disclosures to Summary Compensation and Grants and Plan-Based Awards Tables." Amounts shown in this column for 2009 represent cash deferred bonus awards under the 2009 Incentive Deferred Bonus Compensation Agreement.

(3)
Mr. Lucas joined the Company as Executive Vice President and General Counsel in November 2010. Accordingly, Mr. Lucas did not participate in the 2010 Long-Term Incentive Plan or the Company's 401(k) plan in 2010.

(4)
Represents the Company's contribution to the executive's 401(k) plan.

 2011 Grants of Plan-Based Awards

						All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(2)
							Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(3)
Name/Award Type	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
William M. Walker
Restricted Shares	3/24/2011				19,858	—	—	248,622
Options	3/24/2011				—	40,000	12.52	276,800
Cash Awards	3/24/2011	—	500,000	—	—	—	—	—
Howard W. Smith, III
Restricted Shares	3/24/2011				15,886	—	—	198,893
Options	3/24/2011				—	32,000	12.52	221,440
Cash Awards	3/24/2011	—	400,000	—	—	—	—	—
Deborah A. Wilson
Restricted Shares	3/24/2011				11,915	—	—	149,176
Options	3/24/2011				—	24,000	12.52	166,080
Cash Awards	3/24/2011	—	300,000	—	—	—	—	—
Richard C. Warner
Restricted Shares	3/24/2011				11,915	—	—	149,176
Options	3/24/2011				—	24,000	12.52	166,080
Cash Awards	3/24/2011	—	300,000	—	—	—	—	—
Richard M. Lucas
Restricted Shares	3/24/2011				9,929	—	—	124,311
Options	3/24/2011					20,000	12.52	138,400
Cash Awards	3/24/2011	—	250,000	—	—	—	—	—

(1)
See "—Narrative Disclosures to Summary Compensation and Grants and Plan-Based Awards Tables."

(2)
Grants of restricted share and option awards vest 1/3 on each of March 24, 2012, 2013 and 2014, based upon continued employment.

(3)
Amounts shown in this column represent the grant date fair value of shares of restricted common stock and stock options. For a discussion of the assumptions made in the valuation reflected in this column, see note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables

        Pursuant to the 2010 Long-Term Incentive Plan, in the event that the Company's 2012 adjusted gross income exceeds $40.40 million, each NEO will be paid, in June 2013, 50% of the amount reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2010.

        The terms of the "estimated future payouts under non-equity incentive plan awards" reflected in the Grants of Plan-Based Awards Table are described in the "Compensation Discussion and Analysis—2011 Executive Officer Compensation—Annual Cash Incentive Bonus," above. The 2011 "target" opportunities in the fourth column of the Table are 100% of the base salary of the respective NEOs.

 Employment Agreements

        On October 27, 2010, we entered into employment agreements with each of our NEOs. Our employment agreements provide for the following:

  •
  For William M. Walker, a base salary of $500,000, a target bonus of $500,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Howard W. Smith, a base salary of $400,000, a target bonus of $400,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Deborah A. Wilson, a base salary of $300,000, a target bonus of $300,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Richard C. Warner, a base salary of $300,000, a target bonus of $300,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Richard M. Lucas, a base salary of $250,000, a target bonus of $250,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Lucas' salary to $300,000, effective January 1, 2012. As a result of the salary increase, Mr. Lucas' target bonus for 2012 was increased to $300,000.

        Each agreement has an initial term of three years, to be extended for an additional year on each anniversary date of the agreement, unless either party gives 60 days' prior notice that the term will not be extended.

        Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) except in the case of termination by the company for cause, any bonus or incentive compensation that had been accrued through the effective date of termination but not paid, provided, however, that in the event of a termination without cause, a resignation for good reason or retirement, a pro rata incentive compensation will be paid only to the extent performance goals for the year are achieved.

        In addition to the benefits described above in subparagraphs (a) - (e), each NEO is entitled to receive a severance payment if we terminate his or her employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive's base salary, as in effect as of the executive's last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), and (iv) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. The foregoing benefits are conditioned upon the executive's execution of a general release of claims and compliance with the terms of the employment agreement.

        If the NEO's employment terminates due to death or disability, in addition to the benefits described above in subparagraphs (a) - (e), the executive's estate is entitled to receive (i) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive and (ii) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death.

        If the NEO's employment terminates due to retirement, in addition to the benefits described above in subparagraphs (a) - (e), the executive is entitled to receive vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive.

        Each employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the term of each executive's employment with us. Additionally, none of the employment agreements include severance provisions that are tied to changes in control; further the agreements do not provide for any excise tax gross-up.

Outstanding Equity Awards at December 31, 2011

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
William M. Walker	—	—	—	53,192	668,092
	40,000	12.52	3/24/2021	—	—
Howard W. Smith, III	—	—		42,553	534,466
	32,000	12.52	3/24/2021	—	—
Deborah A. Wilson	—	—		34,138	428,773
	24,000	12.52	3/24/2021	—	—
Richard C. Warner	—	—		34,138	428,773
	24,000	12.52	3/24/2021	—	—
Richard M. Lucas	—	—		27,707	348,000
	20,000	12.52	3/24/2021	—	—

(1)
These options were granted pursuant to our Equity Incentive Plan, on March 24, 2011, to Ms. Wilson and Messrs. Walker, Smith, Warner and Lucas and began vesting ratably on each anniversary date of grant over a three-year period, conditioned upon continued employment.

(2)
Includes restricted stock that was granted pursuant to our Equity Incentive Plan, on December 20, 2010, and March 24, 2011, to Ms. Wilson and Messrs. Walker, Smith, Warner and Lucas and began vesting ratably on each anniversary date of grant over a three-year period, conditioned upon continued employment.

(3)
Based on the closing stock price of our common stock on December 31, 2011 of $12.56 per share.

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	—	—	16,666	204,992
Howard W. Smith, III	—	—	13,333	163,996
Deborah A. Wilson	—	—	11,111	136,665
Richard C. Warner	—	—	11,111	136,665
Richard M. Lucas	—	—	8,889	109,335

Potential Payments Upon Termination

        The compensation payable to our NEOs upon voluntary termination for good reason, involuntary termination without cause and termination in the event of permanent disability, death or retirement of the executive is described above under "—Employment Agreements."

        The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements described above upon termination of those agreements under various scenarios as of December 31, 2011. Amounts shown do not include (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

Executive Officer	Benefit	Non-renewal by Company ($)(1)		Without Cause/ For Good Reason ($)(2)		Death ($)		Disability ($)(3)		Retirement ($)(4)
William M. Walker	Cash	1,905,303	(5)	1,905,303	(5)	N/A		N/A		N/A
	Continued Life and Health	11,227	(6)	11,227	(6)	N/A		N/A		N/A
	Equity Acceleration	669,692	(7)	669,692	(7)	669,692	(7)	669,692	(7)	669,692	(7)
	Total	2,586,222		2,586,222		669,692		669,692		669,692
Howard W. Smith, III	Cash	1,478,977	(5)	1,478,977	(5)	N/A		N/A		N/A
	Continued Life and Health	12,482	(6)	12,482	(6)	N/A		N/A		N/A
	Equity Acceleration	535,746	(7)	535,746	(7)	535,746	(7)	535,746	(7)	535,746	(7)
	Total	2,027,205		2,027,205		535,746		535,746		535,746
Deborah A. Wilson	Cash	1,001,714	(5)	1,001,714	(5)	N/A		N/A		N/A
	Continued Life and Health	9,598	(6)	9,598	(6)	N/A		N/A		N/A
	Equity Acceleration	429,733	(7)	429,733	(7)	429,733	(7)	429,733	(7)	429,733	(7)
	Total	1,441,045		1,441,045		429,733		429,733		429,733
Richard C. Warner	Cash	952,652	(5)	952,652	(5)	N/A		N/A		N/A
	Continued Life and Health	11,611	(6)	11,611	(6)	N/A		N/A		N/A
	Equity Acceleration	429,733	(7)	429,733	(7)	429,733	(7)	429,733	(7)	429,733	(7)
	Total	1,393,996		1,393,996		429,733		429,733		429,733
Richard M. Lucas	Cash	750,000	(5)	750,000	(5)	N/A		N/A		N/A
	Continued Life and Health	11,227	(6)	11,227	(6)	N/A		N/A		N/A
	Equity Acceleration	348,800	(7)	348,800	(7)	348,800	(7)	348,800	(7)	348,800	(7)
	Total	1,110,027		1,110,027		348,800		348,800		348,800

(1)
This column describes the payments and benefits that become payable if the company elects not to renew the employment agreement.

(2)
The term "cause" means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive's willful failure or gross negligence in the performance of his assigned duties for the company; (iv) the executive's breach of any of his fiduciary duties to the company; (v) a material violation of a material company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term "good reason" means any of the following, subject to any applicable cure provisions, without the executive's consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive's position at the company, or any other action by the company which results in a substantial diminution of the executive's duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive's residence than the company's address on the effective date of the executive's employment agreement; (iii) a 10% or greater reduction in the executive's aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the company of the employment agreement.

(3)
The term "disability" means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term "retirement" means the point at which the executive has reached the age of 65 and has decided to exit the workforce completely. For purposes of the amounts disclosed in this table, we have assumed that each NEO has reached the retirement age of 65, regardless of their actual age.

(5)
Cash amounts represent the sum of the following: (i) the executive's 2011 base salary at December 31, 2011, to be paid for period of 12 months in approximately equal installments on the company's regularly scheduled payroll dates, subject to payroll deductions and withholdings, and (ii) two times the average annual bonus earned by the executive for 2010 and 2011, assuming all performance targets have been met for 2011 (or in the case of Mr. Lucas, two times the target bonus for 2011), half of such amount to be paid within 60 days of the end of the fiscal year of termination and the remaining half to be paid at the end of the 12-month non-compete period.

(6)
Represents the value of life and health benefits paid by the company for 12 months.

(7)
The amounts represent the value of accelerated restricted stock and options granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $12.56 per share on December 31, 2011. The acceleration value of the options was calculated using the closing price of $12.56 per share on December 31, 2011 and the option exercise price of $12.52 per share, the grant date exercise price for all options included above.

Director Compensation

        The following table sets forth 2011 compensation for each director who was a member of the board of directors of Walker & Dunlop, Inc. in 2011.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William M. Walker	N/A	N/A	N/A
Howard W. Smith, III	N/A	N/A	N/A
Alan J. Bowers	48,750	44,648	93,398
Mitchell M. Gaynor	41,250	44,648	85,898
Cynthia A. Hallenbeck	53,750	44,648	98,398
John Rice	48,750	44,648	93,398
Dana L. Schmaltz	45,000	44,648	89,648
Edmund F. Taylor(2)	37,500	44,648	82,148

(1)
Amounts shown in this column include the grant date fair value of restricted common stock. For a discussion of the assumptions made in the valuation reflected in this column, see note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)
Any director compensation payable to Mr. Taylor is paid to Credit Suisse Securities (USA) LLC, or an affiliate thereof, for so long as he remains an employee thereof.

        Through August 8, 2011, compensation for our non-employee directors consisted of the following:

  •
  an annual base cash retainer of $30,000;

  •
  an annual award of $30,000 of shares of restricted stock under our Equity Incentive Plan granted on the date of the annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director's continued service on our Board.

        In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers through August 8, 2011:

  •
  Audit Committee: Chairperson—$12,500; Member—$10,000;

  •
  Compensation Committee: Chairperson—$7,500; Member—$5,000; and

  •
  Nominating and Corporate Governance Committee Chairperson—$7,500; Member—$5,000.

        Effective August 9, 2011, the Board, in consultation with the Compensation Committee's compensation consultant based on a study of peers and market trends, made the following changes to the compensation program for non-employee directors:

  •
  the annual base cash retainer was fixed at $45,000;

  •
  the annual award of shares of restricted stock under our Equity Incentive Plan granted on the date of the annual meeting of stockholders was fixed at $45,000. As a result of this change, each non-employee director received an award of $15,000 of restricted stock in August 2011 that vests on June 7, 2012, which is the one-year anniversary of the 2011 annual meeting of stockholders; and

  •
  set the Chairperson cash retainers for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee at $15,000, $10,000 and $10,000, respectively.

        In March, 2012, the Board approved a change to Mr. Taylor's compensation such that in lieu of receiving an annual award of $45,000 of restricted stock, Mr. Taylor will receive an annual award of $45,000 in cash that will be paid on what would have been the one-year anniversary of the grant date for an equity award, subject to his continued service on our Board. Any director compensation payable to Mr. Taylor is paid to Credit Suisse Securities (USA) LLC, or an affiliate thereof, for so long as he remains an employee thereof.

        We also reimburse each of our directors, except Mr. Taylor, for their travel expenses incurred in connection with their attendance at Board and committee meetings. Mr. Taylor's travel expenses are paid for by Credit Suisse Securities (USA) LLC.

  Stock Ownership Guidelines for our Non-Employee Directors

        Effective April 1, 2012, our Board adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, except for Mr. Taylor, are required to own stock equal to three times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock and restricted stock, but does not include shares underlying vested or unvested stock options. Non-employee Directors, except for Mr. Taylor, are required to achieve the ownership threshold by April 1, 2017. The Board determined not to subject Mr. Taylor to the stock ownership guidelines because any director compensation payable to Mr. Taylor is paid to Credit Suisse Securities (USA) LLC, or an affiliate thereof, for so long as he remains an employee thereof.

 Equity Compensation Plan Information

        The table below sets forth information as of the end of our 2011 fiscal year for (i) all equity compensation plans approved by our stockholders and (ii) all equity compensation plans not approved by our stockholders. See note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a description of our Equity Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(2)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Number of Securities Available for Furture Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(#)
Equity compensation plans approved by security holders(1)	664,223	4.05	1,318,169
Equity compensation plans not approved by security holders	—	—	—

Total	664,223	N/A	1,318,169

(1)
The Equity Incentive Plan was approved by our stockholders on November 29, 2010.

(2)
Represents restricted stock and shares to be issued upon exercise of options.

(3)
Includes options with an exercise price of $12.52 and restricted stock.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee currently consists of Cynthia Hallenbeck, John Rice (Chairperson) and Dana Schmaltz. None of our current committee members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 16, 2012, certain information regarding the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

  •
  each named executive officer;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of April 16, 2012. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership on 22,211,011 shares of common stock outstanding as of April 16, 2012.

        Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
Credit Suisse AG(1)	5,073,819	22.8
Mallory Walker(2)	2,189,307	9.9
Federated Investors, Inc.	1,240,700	5.6
Voting Shares Irrevocable Trust
John F. Donahue
Rhodora J. Donahue
J. Christopher Donahue(3)
Talkot Fund, L.P.	1,112,301	5.0
Thomas Bruce Akin(4)
Directors and Named Executive Officers:
William M. Walker(5)	1,908,429	8.6
Howard W. Smith(6)	1,357,797	6.1
Deborah A. Wilson(7)	124,886	*
Richard C. Warner(8)	150,179	*
Richard M. Lucas(9)	83,262	*
Mitchell M. Gaynor(10)	8,517	*
John Rice(10)	6,517	*
Edmund F. Taylor(11)	3,517	*
Alan J. Bowers(10)	9,517	*
Cynthia A. Hallenbeck(10)	7,017	*
Dana L. Schmaltz(10)	7,717	*
Executive Officers and Directors as a group (11 persons)	3,667,355	16.5

*
Less than 1%.

(1)
Based solely on the information provided in the Schedule 13G/A filed on February 8, 2012 by Credit Suisse AG and the Form 4 filed on April 2, 2012 by Credit Suisse AG. Credit Suisse AG, through its indirect subsidiary Column Guaranteed LLC, is the beneficial owner of 5,070,302 shares of common stock, over which it has shared voting and dispositive power. Credit Suisse AG, through Edmund F. Taylor, is also the beneficial owner of 3,517 shares of common stock, over which it has shared voting and dispositive power. See footnote (11), below. The business address of Credit Suisse AG is Uetlibergstrasse 31 P.O. Box 900 CH-8070, Zurich, Switzerland. The principal business and office address in the United States is Eleven Madison Avenue, New York, New York 10010.

(2)
Based solely on the information provided in the Schedule 13D filed on December 28, 2010 by Mr. Mallory Walker. Mallory Walker is the beneficial owner of 2,189,307 shares of common stock and has sole voting and dispositive power with respect to 2,189,307 shares of such common stock. The address of Mallory Walker is Box 1206, Ketchum, ID 83340-1206.

(3)
Based solely on the information provided in the Schedule 13G/A filed on February 9, 2012 by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue,

  Rhodora J. Donahue and J. Christopher Donahue. Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in the Company. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the "Voting Trustees"). The Voting Trustees have collective voting control over the Parent. The Parent and Voting Shares Irrevocable Trust each has sole voting and dispositive power over 1,240,700 shares of the Company's common stock. John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue each have shared voting and dispositive power over 1,240,700 shares of the Company's common stock. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Voting Shares Irrevocable Trust, and each of the Voting Trustees expressly disclaim beneficial ownership of the Company shares of common stock. The business address of Federated is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(4)
Based solely on the information provided in the Schedule 13G/A filed on February 14, 2012 by Thomas Bruce Akin and Talkot Fund, L.P. Thomas B. Akin and Talkot Fund, L.P. beneficially own 1,122,301 shares of the Company's common stock. Of such 1,122,301 shares of the Company's common stock, Thomas B. Akin directly beneficially owns 419,921 shares, and Talkot Fund, L.P. directly beneficially owns 702,380 shares. The business address of Thomas B. Akin and Talkot Fund, L.P. is Talkot Capital, LLC, 2400 Bridgeway, Suite 300, Sausalito, CA 94965.

(5)
Includes 46,573 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 13,333 shares underlying currently exercisable stock options.

(6)
Includes 37,258 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 10,666 shares underlying currently exercisable stock options.

(7)
Includes 30,167 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 8,000 shares underlying currently exercisable stock options.

(8)
Includes 60,167 shares of restricted stock, which represent the unvested portions of restricted stock grants and 30,000 shares of restricted stock granted to Mr. Warner's spouse. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 8,000 shares underlying currently exercisable stock options.

(9)
Includes 24,398 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 6,666 shares underlying currently exercisable stock options.

(10)
Includes 3,517 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period.

(11)
Edmund F. Taylor, is the beneficial owner of 3,517 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The shares of restricted stock held by Mr. Taylor were previously granted by the Company pursuant to the terms of our Equity Incentive Plan to Mr. Taylor for serving as a director. Mr. Taylor is managing director of Credit Suisse Securities (USA) LLC, an indirect subsidiary of Credit Suisse AG, and pursuant to an arrangement, any director compensation received by him while so employed is paid over to or held for the benefit of Credit Suisse Securities (USA) LLC, or an affiliate thereof. Upon vesting, the 3,517 shares are to be transferred to Credit Suisse Securities (USA), LLC, or an affiliate thereof, for no additional consideration. See footnote (1), above for a description of shares beneficially owned by Credit Suisse AG. Mr. Taylor disclaims beneficial ownership of all shares beneficially owned by Credit Suisse AG through Column Guaranteed LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, or Reporting Persons, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based on the review of filings made with the SEC and representations made by the Reporting Persons, we believe that each Reporting Person complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2011, except that on February 21, 2012, Form 4s that were originally filed by Mr. Taylor on December 21, 2010, June 10, 2011 and August 16, 2011 were amended to include Credit Suisse AG as an additional reporting person that indirectly beneficially owns the securities reported on the Form 4s.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

        Our Board has adopted a written policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $100,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Exchange Act. Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full board or other appropriate board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full board or other appropriate board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.

Registration Rights Agreement

        In December 2010, in connection with our initial public offering, we completed certain formation transactions through which Walker & Dunlop, LLC became a wholly owned subsidiary of Walker & Dunlop, Inc., a newly formed Maryland corporation. We entered into a registration rights agreement with regard to shares of our common stock issued in connection with our formation transactions to former direct and indirect equity holders of Walker & Dunlop, LLC, including with Column Guaranteed LLC ("Column") and certain of our executive officers and directors, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we granted such holders and their direct and indirect transferees demand registration rights to have the registrable shares registered for resale, which registration statement must remain effective for the shorter of: (a) two years, (b) the date on which all of the registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act of 1933, as amended, without volume limitations or other restrictions on transfer thereunder, or (c) the date on which the parties to the registration rights agreement complete the sale of all of the registrable shares. In addition to demand registration rights, certain holders received tag along rights whereby they have the right to have their shares registered if other persons with registration rights register their shares or if the Company proposes to file a registration statement in connection with an underwriting offering. The right to keep a registration statement effective shall cease to apply when registrable shares can be sold pursuant to Rule 144 without any limitations other than the requirement for current public information regarding the Company.

        Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) in the event of certain corporate events affecting us for certain periods, referred to as "blackout periods."

        We will bear all of the costs and expenses incident to our registration requirements under the registration rights agreement, including, without limitation, all registration, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, and all fees and disbursements of counsel and independent public accountants retained by us and one counsel retained by the selling stockholders. We have also agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or to contribute the payments such persons may be required to make in respect thereof.

Stockholders Agreement

        In 2010, we entered into a stockholders agreement with Column, William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, the father of William Walker and our former Chairman. Pursuant to this agreement, we agreed to nominate one Column designee, who was Edmund Taylor, for election as director at our 2011 annual meeting of stockholders, and William Walker and Mallory Walker agreed to vote the shares of common stock owned by them for the Column designee at the 2011 annual meeting of stockholders and at any special meeting of stockholders at which directors are to be elected that occurs prior to May 14, 2012, which is six months after the expiration of Column's lock-up agreement entered into in connection with our initial public offering.

Underwriting of Initial Public Offering

        As of April 16, 2012, Column owned a 22.8% interest in the Company, and Column is an affiliate of Credit Suisse Securities (USA) LLC ("Credit Suisse"). In its capacity as one of the co-managers of our initial public offering, in 2011, Credit Suisse received underwriting discounts, commissions and fees of approximately $0.2 million in connection with the partial exercise of the over-allotment option following our 2010 initial public offering.

Co-Broker Fees and Dividends

        From time to time, Credit Suisse refers HUD related financing opportunities to the Company, for which it receives fees. For the year ended December 31, 2011, Credit Suisse earned fees of $6.9 million for the referral of HUD transactions to the Company (co-broker fees), all of which are attributable to a fee agreement Column entered into with Credit Suisse in 2009. Following our acquisition of certain assets of Column, we assumed this fee agreement. On February 9, 2012, the Company entered into an amendment to such fee agreement amending the terms of the allocation of origination fees and trade premiums between Credit Suisse and the Company. The February 9, 2012 amendment resulted in a decrease in the amounts earned by Credit Suisse in its co-broker capacity under the fee agreement, and resulted in a $2.5 million reduction in the amount the Company owed to Credit Suisse, which was recognized by the Company as Other revenues in the first quarter of 2012.

        As of December 31, 2010, the Company had accrued dividends payable of $1.8 million related to Credit Suisse's ownership stake prior to the formation transactions discussed under "—Registration Rights Agreement," which were paid in 2011.

Column Indemnification Agreements

        On February 17, 2010, Capital Funding Group, Inc. ("Capital Funding") filed a lawsuit in the state Circuit Court of Montgomery County, Maryland against Walker & Dunlop, LLC, our wholly owned subsidiary, for alleged breach of contract, unjust enrichment and unfair competition arising out of an alleged agreement that Capital Funding had with Column to refinance a large portfolio of senior healthcare facilities located throughout the United States (the "Golden Living Facilities"). Capital Funding alleges that a contract existed between it and Column (and its affiliates) whereby Capital Funding allegedly had the right to perform the HUD refinancing for the Golden Living Facilities and according to which Capital Funding provided certain alleged proprietary information to Column and its affiliates relating to the refinancing of the Golden Living Facilities on a confidential basis. Capital

Funding further alleges that Walker & Dunlop, LLC, as the alleged successor by merger to Column, is bound by Column's alleged agreement with Capital Funding, and breached the agreement by taking for itself the opportunity to perform the HUD refinancing for the Golden Living Facilities.

        Capital Funding further claims that Column and its affiliates and Walker & Dunlop, LLC (the "defendants") breached the contract, were unjustly enriched, and committed unfair competition by using Capital Funding's alleged proprietary information for certain allegedly unauthorized purposes. Capital Funding also asserts a separate unfair competition claim against Walker & Dunlop, LLC in which it alleges that Walker & Dunlop, LLC is improperly "taking credit" on its website for certain work actually performed by Capital Funding. Capital Funding seeks damages in excess of $30 million on each of the three claims asserted against all defendants, and an unspecified amount of damages on the separate claim for unfair competition against Walker & Dunlop, LLC. Capital Funding also seeks injunctive relief in connection with its unjust enrichment and unfair competition claims.

        To provide for greater certainty regarding Column's indemnification obligations before the resolution of this litigation and to cap our total loss exposure, we secured a further agreement from Column in November 2010 confirming that it will indemnify us for any liabilities that arise as a result of this litigation. As part of this further indemnification agreement, in the event Column is required to pay us for any liabilities under the Capital Funding litigation that it otherwise would not have been obligated to pay under the Column Transaction Agreement, we will indemnify Column for an amount up to $3.0 million. Also as part of this further indemnification agreement, William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, former Chairman and current stockholder, in their individual capacities, agreed that if Column is required to indemnify us under this agreement and otherwise would not have been obligated to pay such amounts under the Column Transaction Agreement, Messrs. William Walker and Mallory Walker will pay any such amounts in excess of $3.0 million but equal to or less than $6.0 million. As a result of this agreement, we will have no liability or other obligation for any damage amounts in excess of $3.0 million arising out of this litigation. Although Column has assumed defense of the case for all defendants, and is paying applicable counsel fees, as a result of the indemnification claim procedures described above, we could be required to bear the significant costs of the litigation and any adverse judgment unless and until we are able to prevail on our indemnification claim. We believe that we will fully prevail on our indemnification claims against Column, and that we ultimately will incur no material loss as a result of this litigation, although there can be no assurance that this will be the case.

        On July 19, 2011, the Circuit Court for Montgomery County, Maryland issued an order granting the defendants' motion to dismiss the case, without prejudice. After the initial case was dismissed without prejudice, Capital Funding filed an amended complaint. In November, 2011, the Circuit Court of Montgomery County rejected our motion to dismiss the amended complaint and the case is currently in the discovery stage. Trial is scheduled to begin on July 9, 2012.

        See "Legal Proceedings" of our Annual Report on Form 10-K for additional information.

Commercial Real Estate Funds

        W&D Balanced Real Estate Fund I GP, LLC, our wholly owned subsidiary, is the general partner of W&D Balanced Real Estate Fund I LP (the "Balanced Fund"), a commercial real estate fund that has invested approximately $50 million in commercial real estate securities and loans, such as first mortgages, B-notes, mezzanine debt and equity securities. The Balanced Fund has invested approximately $50 million to date and has no further commitments to invest. It is only responsible for managing the investments. All of the limited partnership interests in the Balanced Fund are held by third-party pension funds. Pursuant to the Balanced Fund's partnership agreement, only the limited partners share in regular distributions; our subsidiary, as the general partner, is only entitled to an incentive fee if returns exceed certain pre-established thresholds. To date, the general partner has never received an incentive fee. Our subsidiary, Walker & Dunlop, LLC, has contracted with Walker & Dunlop Fund Management, LLC (the "Advisor"), a registered investment advisor, of which Mr. Walker, our Chairman, President and Chief Executive Officer, is the sole member, for it to provide investment advisory services to the Balanced Fund pursuant to an investment advisory agreement. We provide consulting, overhead and other corporate services to the Advisor pursuant to a corporate services agreement for a fee. In 2011, the amount of such fees were approximately $0.6 million.

        We also provide investment, consulting and related services to Walker & Dunlop Multifamily Equity I, LLC (the "Multifamily Advisor"), in which members of the Walker family, including Mr. Walker, our Chairman, President and Chief Executive Officer, and Howard W. Smith, III, our Executive Vice President and Chief Operating Officer, hold 37.5% and 2.5% of the membership interests, respectively. The Multifamily Advisor holds a 1% managing member interest in, and serves as the investment advisor pursuant to an investment advisory agreement to, Walker & Dunlop Apartment Fund I, LLC (the "Apartment Fund"), a commercial real estate fund that has invested approximately $45 million in multifamily real estate properties and mezzanine loans and has no further commitments to invest. An institutional investor owns a 99% non-managing member interest in the Apartment Fund. Pursuant to the Apartment Fund's operating agreement, distribution of net cash flow is first distributed to the institutional investor based on an investment yield, then to the Multifamily Advisor, and the balance of the net cash flow of the Apartment Fund is then distributed 99% to the institutional investor and 1% to the Multifamily Advisor. In exchange for the provision of investment, consulting and related services pursuant to a corporate services agreement between the Multifamily Advisor and Walker & Dunlop, LLC, Walker & Dunlop, LLC provides corporate services to the Multifamily Advisor in connection with Multifamily Advisor's asset management responsibilities to the Apartment Fund for a fee. In 2011, the amount of such fees were approximately $0.2 million.

OTHER MATTERS

Availability of Proxy Statement and Annual Report on Form 10-K

        In addition to this proxy statement, we have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to stockholders for the fiscal year ended December 31, 2011, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on Wednesday, June 13, 2012:

        The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/wd

        Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that we filed with the SEC. You should make your request in writing to:

Walker & Dunlop, Inc.
Attention: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

Other Matters to Come Before the 2012 Annual Meeting

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2013 Annual Meeting

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 27, 2012.

        Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

* * * *

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
April 26, 2012

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/wd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 19670 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. OR THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEM 2 AS RECOMMENDED BY THE DIRECTORS. 1. ELECTION OF DIRECTORS Nominees: 01 Alan Bowers 02 Mitchell Gaynor 03 Cynthia Hallenbeck 04 John Rice 05 Dana Schmaltz 06 Howard Smith 07 Edmund Taylor 08 William Walker (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 2. Ratification of the appointment of the independent registered public accounting firm. FOLD AND DETACH HERE Walker & Dunlop’s Directors recommend a vote “FOR” each Director. Walker & Dunlop’s Directors recommend a vote “FOR” proposal 2.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/wd (Continued and to be marked, dated and signed, on the other side) You can now access your Walker & Dunlop, Inc. account online. Access your Walker & Dunlop, Inc. account online via Investor ServiceDirect® (ISD). The transfer agent for Walker & Dunlop, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 19670 PROXY Walker & Dunlop, Inc. Annual Meeting of Stockholders – June 13, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints William Walker and Deborah Wilson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 13, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.